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                                                                     EXHIBIT 5.1

                [Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]



                                    June 5, 1998


Great Lakes Merger Trust
823 Commerce Drive, Suite 300
Oak Brook, Illinois  60523

          Re:  REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

     We have served as Maryland counsel to Great Lakes Merger Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the issuance by the Company of up to 18,000,000 common shares (the "Merger Shares") of beneficial interest, par value $.01 per share (the "Common Shares"), of the Company to holders of shares of common stock of Great Lakes REIT, Inc., a Maryland corporation ("Great Lakes"), pursuant to the Agreement and Plan of Merger by and between the Company and Great Lakes, dated as of June 5, 1998 (the "Merger Agreement"), pursuant to which Great Lakes will merge with and into the Company (the "Merger"), as described in the above-referenced Registration Statement (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

          1. The Declaration of Trust of the Company (the "Declaration of Trust"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

          2. The Bylaws of the Company, certified as of the date hereof by its Secretary;

          3. Resolutions adopted by the Board of Trustees of the Company (the "Resolutions"), relating to (a) the approval of the Merger and (b) the issuance of the Merger Shares, certified as of the date hereof by the Secretary of the Company;

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Great Lakes Merger Trust
June 5, 1998
Page 2

          4. The Merger Agreement, certified as of the date hereof by the Secretary of the Company;

          5. A certificate of the SDAT, as of a recent date, as to the good standing of Company;

          6. A certificate executed by the Secretary of the Company, dated the date hereof; and

          7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

          1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

          3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

          4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

          5. Articles of Merger amending the Declaration of Trust to increase the authorized shares of beneficial interest of the Company from 100 Common Shares to 60,000,000 Common Shares and 10,000,000 preferred shares of beneficial interest, par value $.01 per share, will be accepted for record by the SDAT prior to the issuance of any Merger Shares.

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Great Lakes Merger Trust
June 5, 1998
Page 3

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Company is a real estate investment trust duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2. The Merger Shares have been duly and validly authorized and, when and if issued in accordance with the Resolutions and the Merger Agreement, will be duly and validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws (including the securities laws of the State of Maryland). The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed hereinafter the date hereof.

     This opinion is being furnished to you for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                Very truly yours,


                                /s/ Ballard Spahr Andrews & Ingersoll, LLP
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